Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization	Ownership Interest	Names Under Which Subsidiary Does Business
NTI Facilities, Inc.	Ohio	100%	Same

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